EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2025-5C7 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Dunbar Apartments Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Dunbar Apartments Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Dunbar Apartments Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Dunbar Apartments Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Dunbar Apartments Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 80 International Drive Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 80 International Drive Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 80 International Drive Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 80 International Drive Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 80 International Drive Mortgage Loan, Trimont LLC, as Primary Servicer for the Walgreens Retail Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Walgreens Retail Portfolio Mortgage Loan, Deutsche Bank National Trust Company, as Trustee for the Walgreens Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Walgreens Retail Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Walgreens Retail Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Walgreens Retail Portfolio Mortgage Loan, Trimont LLC, as Primary Servicer for the City Square White Plains Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the City Square White Plains Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the City Square White Plains Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the City Square White Plains Mortgage Loan, BellOak, LLC, as Operating Advisor for the City Square White Plains Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the City Square White Plains Mortgage Loan, Trimont LLC, as Primary Servicer for the Central Arts Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Central Arts Plaza Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Central Arts Plaza Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Central Arts Plaza Mortgage Loan, BellOak, LLC, as Operating Advisor for the Central Arts Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Central Arts Plaza Mortgage Loan, Trimont LLC, as Primary Servicer for the Marriott Melville Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Marriott Melville Mortgage Loan, Deutsche Bank National Trust Company, as Trustee for the Marriott Melville Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Marriott Melville Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott Melville Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Marriott Melville Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the CFS Industrial HQ Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CFS Industrial HQ Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the CFS Industrial HQ Mortgage Loan, Citibank, N.A., as Custodian for the CFS Industrial HQ Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the CFS Industrial HQ Mortgage Loan.

Dated: March 19, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)